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July 20, 1999

MCNIC Pipeline & Processing Company
150 West Jefferson Avenue
Suite 1700
Detroit, MI 48226

Re:      Crown Asphalt Ridge, L.L.C.
         Crown Asphalt Distribution Two, L.L.C.

Ladies and Gentlemen:

         This letter is written to evidence our agreement made in conjunction with the Loan Agreement and Promissory Note (the "FINANCING DOCUMENTS") entered into today between Crown Asphalt Corporation ("CAC") and MCNIC Pipeline & Processing Company ("MCNIC").

1. The Financing Documents and subject loan transaction were entered into such that the loan proceeds will be used to satisfy the Secondary Capital Contributions required, as of the date of the Financing Documents, of CAC under
Section 3.3 of the Operating Agreement (the "CAR OPERATING AGREEMENT") for Crown Asphalt Ridge, L.L.C. ("CAR") dated as of September 1, 1997. The net cash proceeds of the loan made under the Financing Documents ($1,891,650.50), after deduction of amounts previously paid by MCNIC to creditors of CAR and less certain amounts owed by CAR and/or CAC to MCNIC, shall be paid by MCNIC directly to CAR. The gross proceeds of the loan ($2,991,868.66) made under the Financing Documents shall be deemed the contribution by CAC to CAR, following which CAC shall have a 25% Sharing Ratio and MCNIC shall have a 75% Sharing Ratio in CAR. Of course, additional capital contributions may be required in the future as otherwise provided under the CAR Operating Agreement.

2. We have been negotiating the terms of a Contribution Agreement between Crown Asphalt Products Company ("CAPCO") and MCNIC (the "CONTRIBUTION AGREEMENT," the most recent draft of which is attached hereto as EXHIBIT A). The Contribution Agreement sets forth, among other things, the manner in which

(a) Crown Asphalt Distribution Two, L.L.C. ("CAD TWO") will be formed,

(b) CAD Two will acquire the Laurel, Montana asphalt terminal and the Williston, North Dakota asphalt terminal (collectively, the "ASA TERMINALS") pursuant to the terms of the existing Asphalt Supply Agreement (as defined in such Contribution Agreement), AND

(c) MCNIC will make its required capital contributions related to the ASA Terminals under such Contribution Agreement.

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When each of the actions or events specified in Section 2, subsections (a), (b)
and (c), have been completed, the ASA Terminals will have been acquired by CAD Two as contemplated by the Contribution Agreement and for, convenience of reference, we will refer to this CAD Two acquisition as the "ORIGINAL ASPHALT SUPPLY ARRANGEMENT."

         If the terms of the Asphalt Supply Agreement are materially changed or modified in order to finally complete (including payment of the purchase price to the seller) the Asphalt Supply Agreement, we will refer to these amended acquisition terms as a "REVISED ASPHALT SUPPLY ARRANGEMENT."

3. This letter further evidences our agreements regarding the performance of the Contribution Agreement depending on if, how and when the Asphalt Supply Agreement is completed:

         (a) If the acquisition of the ASA Terminals is completed under the Original Asphalt Supply Arrangement on or before August 20, 1999, the Contribution Agreement shall be performed in accordance with its terms.

         (b) If the acquisition of the ASA Terminals is completed under the Original Asphalt Supply Arrangement after August 20, 1999, the ASA Terminals business deal shall constitute an "additional opportunity" under Section 6.3 of the initial Operating Agreement (prior to and excluding any amendment on or after the date hereof) of Crown Asphalt Distribution, L.L.C. ("CAD").

         (c) If the acquisition of the ASA Terminals is completed under a Revised Asphalt Supply Arrangement, the ASA Terminals business deal shall constitute an "additional opportunity" under amended Section 6.3 of the CAD Operating Agreement (as amended pursuant to a First Amendment to Operating Agreement executed in connection with this letter agreement).

4. Notwithstanding anything to the contrary in Section 6.3 of the initial CAD Operating Agreement (prior to and excluding any amendment on or after the date hereof), if the acquisition of the ASA Terminals is completed under the Original Asphalt Supply Arrangement (and, after August 20, 1999, if MCNIC elects to participate), then the Contribution Agreement, an Operating Agreement in substantially the same form attached hereto as EXHIBIT B and an Operating and Management Agreement substantially similar to that executed in connection with CAD (collectively referred to as the "CAD TWO AGREEMENTS") shall be executed and delivered by the parties AND CAPCO will further secure the loan evidenced by the Financing Documents with its interests in CAD by causing the execution of a Guaranty and Security Agreement in substantially the same form as those attached, respectively, as EXHIBITS C AND D.

5. Conversely, if the ASA Terminals are acquired under a Revised Asphalt Supply Arrangement and MCNIC elects to participate in the "additional opportunity" in accordance requirements of Section 3(c) above, then either:

         (a) if CAPCO and MCNIC mutually agree, in their respective and sole discretion, upon amended terms to acquire the ASA Terminals and the revised structure of their respective contributions to CAD Two with respect to the ASA Terminals and the Rawlins, Wyoming

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terminal which was acquired by CAPCO pursuant to the S&L Agreement (as defined in the Contribution Agreement), then (i) the Contribution Agreement and the CAD Two Agreements shall be revised to reflect such amended terms and the Revised Asphalt Supply Arrangement and (ii) MCNIC and CAPCO shall execute and deliver such agreements; OR

(b) if CAPCO and MCNIC do not mutually agree as described in Section 5(a) above, either CAPCO or MCNIC may provide a written request for final determination to the other party and, if CAPCO and MCNIC do not then mutually agree within ten
(10) days after the date of such request, then (i) CAPCO will contribute to CAD Two only the Rawlins, Wyoming terminal pursuant to the S & L Agreement (as defined in the Contribution Agreement), (ii) the Contribution Agreement and the CAD Two Agreements shall be revised to delete all terms directly related to the assignment, assumption, funding or other performance of the Asphalt Supply Agreement and MCNIC and CAPCO shall execute, deliver and perform such agreements, and (iii) upon contribution of the Rawlins, Wyoming terminal to CAD Two pursuant to the Contribution Agreement, MCNIC shall unconditionally guarantee and be liable for one-half of all obligations, debt and other liabilities of CAPCO and Crown Energy Corporation arising from the original acquisition under the S & L Agreement and shall execute and deliver such further agreements or instruments as may be reasonable required to confirm the same.

Please indicate your agreement with the foregoing terms by executing a copy of this letter in the space indicated below.

Very truly yours,

CROWN ASPHALT CORPORATION

By:
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      Jay Mealey, President

CROWN ASPHALT PRODUCTS COMPANY

By:
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      Jay Mealey, President

Accepted and agreed to this 20th day of July, 1999.

MCNIC PIPELINE & PROCESSING COMPANY

By:
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      William E. Kraemer, Vice President